Exhibit 10.23

INTERCONNECTION &
TRAFFIC EXCHANGE
AGREEMENT

          This Interconnection, Traffic Exchange, Transport and Termination Agreement (“Agreement”) is entered as of November 10, 2008 (“Effective Date”), between Sprint Spectrum L.P., a Delaware limited partnership, as agent and general partner for APC PCS, LLC., a Delaware limited partnership, PhillieCo, L.P., a Delaware Limited Partnership, and SprintCom, Inc., a Kansas Corporation (collectively “Sprint PCS”), and Nextel Operations, Inc, a Delaware Corporation, acting in its authority as agent for the benefit of Nextel of California, Inc., a Delaware corporation, Nextel Communications of the MidAtlantic, Inc., a Delaware corporation, Nextel of New York, Inc., a Delaware corporation, Nextel South Corp., a Georgia corporation, Nextel of Texas, Inc., a Texas corporation and Nextel West Corp., a Delaware corporation. (collectively “Nextel”), NPCR, Inc. (“Nextel Partners”), and Sprint Communications Company Limited Partnership, and Sprint Communications Company, L.P. (“Sprint”) (hereinafter Sprint PCS, Nextel, Nextel Partners and Sprint collectively referred to as “Sprint Nextel”), on behalf of themselves, their subsidiaries and Affiliates and RNK Inc. d/b/a RNK Communications, a Massachusetts corporation, on behalf of itself and its subsidiaries and Affiliates providing telecommunications services throughout the United States (hereinafter collectively referred to as “RNK”). Sprint Nextel and RNK are further referred to herein individually as a “Party” and collectively as “Parties”.

          WHEREAS, the mutual exchange of Traffic is necessary and desirable; and

          WHEREAS, the Parties desire to exchange such Traffic in a technically and economically efficient manner; and

          WHEREAS, the Parties desire to interconnect their networks at mutually agreed upon points of interconnection to provide telecommunications services to their respective customers;

          WHEREAS, the Parties wish to enter into an agreement to establish compensation arrangements for the exchange of Traffic between their respective telecommunications networks on terms that are fair and equitable to both Parties; and

          NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RNK and Sprint Nextel hereby covenant and agree as follows:

1.

Definitions. Any term used in this Agreement that is not specifically defined herein shall have the definition assigned to it by the Federal Communications Commission (“FCC”) and federal regulations. Any term used in this Agreement that is not defined herein shall be interpreted in light of its ordinary meaning and usage, including any special or technical meaning or usage which such term may have in the telecommunications industry.

* WE HAVE REQUESTED CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS CONTAINED IN THIS EXHIBIT. THE COPY FILED AS AN EXHIBIT OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.*

1.1.	“Affiliate” is as defined in the Telecommunications Act of 1996 (hereinafter referred to as the “Act”).

1.2.

“Direct Interconnection Facility” or “Facility” means a dedicated transport facility that is established to connect, and over which Traffic is mutually exchanged between, a POI that is designated on one Party’s network and a POI that is designated on the other Party’s network.

1.3.	“Data Traffic” means internet protocol (“IP”), non-voice traffic that is exchanged between the Parties through the use of the public internet subject to IP Peering arrangements.

1.4.	[INTENTIONALLY OMITTED]

1.5.

“Point of Interconnection” or “POI” means a technically feasible point identified on a terminating Party’s network, or at another designated point of interconnection (e.g., a mid-span meet) at which the originating Party’s Traffic is deemed to be delivered to the terminating Party. The POI constitutes the mutually agreed point of demarcation where one Party’s legal, financial and technical responsibility for the establishment, operation and maintenance of facilities interconnecting the Parties respective networks ends and the other Party’s respective responsibilities for such facilities begins.

1.6.

“Subscriber” means a person or business for whom a Party delivers or receives Traffic over Direct Interconnection Facilities, provided such Traffic is either a) associated with and identifiable by a telephone number associated with the originating Party’s OCN assigned to such Party in the Telcordia Local Exchange Routing Guide (“LERG”), or b) originated by or terminated to a person that is an authorized roamer on either Party’s wireless network, whereupon such Traffic is treated as the other Party’s Traffic subject to the terms and conditions of this Agreement.

1.7.	[***]

1.8.

“Transit Traffic” means a call that is: a) originated by one Party’s Subscriber that is delivered over the Direct Interconnection Facilities to the other Party for further transport and termination to a non-Subscriber under this Agreement, or b) originated by a non-Subscriber that is transported to one Party who, in turn, delivers such call over the Direct Interconnection Facilities to the other Party for termination to its Subscriber.

1.9.

“Wireline Traffic” means a call originated by one Party’s Subscriber and terminated to the other Party’s Subscriber that is delivered between the Parties over Direct Interconnection Facilities, and is not Wireless Traffic.

1.10.

“Wireless Traffic” means a call originated by one Party’s Subscriber and terminated to the other Party’s Subscriber that is delivered between the Parties’ networks over Direct Interconnection Facilities and, in order to originate or terminate the call, utilizes either a) licensed radio spectrum or b) a wireless NPA-NXX-XXXX.

2.	Interconnection and Exchange of Traffic.

	2.1.	The Parties will establish Traffic-specific SIP trunks over a given Direct Interconnection Facility for the respective exchange of Wireless Traffic and Wireline Traffic on a national basis.

2.2.

Until such time as this Agreement may be mutually amended to further address Transit Traffic, neither Party shall deliver Transit Traffic to the other Party over a Direct Interconnection Facility established under this Agreement.

2.3.

This Agreement does not include the exchange of Data Traffic. Any exchange of Data Traffic shall remain subject to separately negotiated IP Peering arrangements in accordance with Sprint’s currently stated peering policy.

2.4.

With respect to a given Direct Interconnection Facility, each Party shall designate a mutually agreeable Point of Interconnection (“POI”) pursuant to the Sprint / RNK VoIP Peering Interconnection Design Document.

2.5.

The POI shall be a point mutually agreed to by the Parties. Each Party shall be responsible for the cost of providing facilities from its network to the Interconnection Point. Either Party shall be allowed to establish a different Interconnection Point for traffic exchanged, provided that the new Interconnection Point does not increase the cost of transporting or terminating traffic for the other Party.

2.6.

Where the Parties utilize 1-way Direct Interconnection Facility circuits, the connecting circuits from the originating Party’s network to the POI on the terminating Party’s network shall be provided by and/or paid for by the originating Party. Notwithstanding the foregoing, the Parties shall use 2-way Direct Interconnection wherever possible.

	2.7.	Where the Parties utilize 2-way Direct Interconnection Facility circuits, the Parties shall be jointly responsible for the non-recurring and monthly recurring costs of such circuits as follows:

When, following the Effective Date, additional 2-way Direct Interconnection Facilities are needed to maintain industry-standard blockage levels in light of growth in traffic, the Parties will jointly agree that one of the Parties will assume the responsibility for obtaining and paying for the additional Facility. [***]

3.	Compensation and Rate Application

3.1.

Each Party shall compensate the other for Traffic network usage at the rate set forth in Attachment 1. [***] The originating Party agrees to pay any charges for Traffic that may be assessed by a transiting telecommunications provider.

	3.2.	RNK will prepare its bill in accordance with its existing CABS / SECABS billing systems. Sprint will prepare its bill in accordance with the OBF (CABS BOS) industry standards. The Parties will make an effort to conform to current and future OBF (CABS BOS) standards, insofar as is reasonable.

3.3.

The Parties will exchange billing information on a monthly basis. Non-recurring charges will be billed upon completion of the work activity for which the charge applies; monthly recurring charges will be billed in advance; and Traffic will be billed in arrears. All bills will be due when rendered and will be considered past due thirty (30) days after the bill date.

3.4.

If any undisputed amount due on a billing statement issued by one Party is not received by the other Party on the payment due date, then the billing Party may charge, and the billed Party agrees to pay, at the billing Party’s option, interest accruing daily on the past due balance at a rate of one and one-half percent (1 ½%) per month or the maximum non-usurious rate of interest under applicable law. Late payment charges shall be included on the next statement.

	3.5.	[***]

4.	Confidentiality.

4.1.

It may be necessary for the Parties to exchange with each other certain confidential information during the term of this Agreement including, without limitation, technical and business plans, technical information, proposals, specifications, drawings, procedures, orders for services, usage information and projections, customer account data, call detail records, Customer Proprietary Network Information (“CPNI”) and Carrier Proprietary Information (“CPI”) as those terms are defined by the Act and the rules and regulations of the FCC and similar information (collectively, “Confidential Information”). Confidential Information includes (i) all information delivered in written form and marked “confidential” or “proprietary” or bearing mark of similar import; (ii) oral information, if identified as confidential or proprietary at the time of disclosure and confirmed by written notification within ten (10) days of disclosure; (iii) information derived by the Recipient (as hereinafter defined) from a Disclosing Party’s (as hereinafter defined) usage of the Recipient’s network; and (iv) or information that the circumstances surrounding disclosure or the nature of the information suggests that such information is proprietary or should be treated as confidential or proprietary. The Confidential Information will remain the property of the Disclosing Party and is proprietary to the Disclosing Party. Recipient will protect Confidential Information as the Recipient would protect its own proprietary information, including but not limited to protecting the Confidential Information from distribution, disclosure, or dissemination to anyone except employees or duly authorized agents of the Parties with a need to know such information and which the affected employees and agents shall be bound by the terms of this Section. Confidential Information will not be disclosed or used for any purpose other than to provide service as specified in this Agreement or upon such other terms as may be agreed to by the Parties in writing. For purposes of this Section, the Disclosing Party means the owner of the Confidential Information, and the Recipient means the Party to whom Confidential Information is disclosed.

4.2.

Recipient has no obligation to safeguard Confidential Information (i) which was in the Recipient’s possession free of restriction prior to its receipt from Disclosing Party, (ii) after it becomes publicly known or available through no breach of this Agreement by Recipient, (iii) after it is rightfully acquired by Recipient free of restrictions on the Disclosing Party, or (iv) after it is independently developed by personnel of Recipient to whom the Disclosing Party’s Confidential information had not been previously disclosed. Recipient may disclose Confidential Information if required by law, a court, or governmental agency, provided that Disclosing Party has been notified of the requirement promptly after Recipient becomes aware of the requirement, and provided that Recipient undertakes all reasonable lawful measures to avoid disclosing such information until Disclosing Party has had reasonable time to obtain a protective order. Recipient will cooperate with the Disclosing Party to obtain a protective order and to limit the scope of such disclosure. Recipient will comply with any protective order that covers the Confidential Information to be disclosed. Each Party agrees that Disclosing Party would be irreparably injured by a breach of this Agreement by Recipient or its representatives and that Disclosing Party is entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of this paragraph. These remedies are not exclusive, but are in addition to all other remedies available at law or in equity.

4.3.

Nothing in this Agreement restricts either party from collecting Traffic-data and creating statistics associated with such data moving through its own network and traffic moving through the POIs. Each party shall keep all Traffic-data it monitors or captures concerning the POIs confidential in accordance with this Section and shall use such Traffic-data solely for the purposes of operating and managing its own network. In addition, each party shall handle and use all data it monitors or captures concerning the POIs in strict compliance with all applicable privacy laws. However, each party may provide its own customers with their own statistical Traffic-data.

4.4.

Except as required by law or court order, neither party shall provide to third parties any statistical information derived from a POI or direct interconnection; except that either party may use such information for that party’s operational needs (including, but not limited to, performance, support, security, abuse, and privacy needs).

4.5.

Neither Party shall disclose the existence of this Agreement or any of its terms to any person or entity that is not a Party to this Agreement without the written permission of the other Party. Each Party shall treat this Agreement as confidential and may not use it in any regulatory, legal or similar proceeding, except if the existence of the Agreement becomes public knowledge, a party may acknowledge that the parties have entered into a non-251 commercial arrangement for the exchange of Traffic. Further, if the existence of the agreement is directly responsive to a discovery request, a party may state that the parties have entered into a non-251 commercial arrangement for the exchange of Traffic.

4.6.	These confidentiality provisions shall survive the termination or expiration of this Agreement.

5.	Technical and Operational

	5.1.	The Parties will exchange Traffic in a manner consistent with industry standards.

	5.2.	The Parties incorporate by reference the creation of a Sprint/RNK VoIP Peering Interconnection Design document, which may be updated by mutual agreement in writing from time to time.

5.3.

If a connectivity or routing problem caused by one of the parties is affecting the stability of the other Party’s routing system, the affected Party will have the right immediately to suspend or reduce the exchange of routing information and/or traffic without notice to the other Party until such time as the problem is corrected. The affected Party performing the suspension or reduction shall use commercially reasonable efforts to contact the other Party’s NOC with a trouble report describing the suspension or reduction within ninety (90) minutes of taking such action.

5.4.

Each Party shall use reasonable efforts to secure its traffic from unauthorized access, transmission or use; furthermore, the Parties shall cooperate to address security issues and develop security procedures.

5.5.

Neither Party shall monitor the contents or subject matter of any data as it passes through the Interconnection Points or direct interconnections with the exception of control traffic used for operational engineering needs (including, but not limited to, performance, support, security, abuse, and privacy needs).

5.6.

Each Party shall retain all rights to impose usage restrictions or controls on its own customers and/or to assist its customers in imposing customer requested usage restrictions or controls on Traffic flowing to and from the requesting customer(s).

6.	Traffic Identification:

6.1.

The Parties will utilize standard SS7 or SIP signaling protocol as appropriate for the Direct Interconnection Facility. Each Party will be responsible for the accuracy and quality of the call data as submitted to the other Party. Additionally, a Party will:

6.2.

Not manipulate call detail information and shall pass all call detail information required to permit identification of the originating non-Party and the originating calling party number (“CPN”) of such non-Party’s end-user;

6.3.

Not deliver more than fifteen (15%) of all calls delivered by that Party, during any consecutive thirty (30) day period that do not permit the terminating Party such identification of the originating calling non-Party and CPN;

6.4.

Upon request of the terminating Party, the transiting Party will work with the terminating Party to identify an originating carrier that does not generate sufficient call records to permit such identification of the originating calling non-Party and CPN.

6.5.

If a Party delivers more than fifteen percent (15%) of all calls during a consecutive thirty (3) day period that do not permit the terminating Party to identify the originating calling non-Party and CPN, the Party terminating such traffic will provide the Party delivering such traffic written notice that it is delivering more than fifteen percent (15%) of all calls during a consecutive thirty (3) day period that do not permit the terminating Party to identify the originating calling non-Party and CPN. Upon receiving such notice, the delivering Party shall use reasonable efforts to reduce the percentage of such calls below fifteen percent (15%) within 30 days of the notice.

	6.6.	Audits:

Either Party may conduct an audit of the other Party’s books and records pertaining to the services provided under this Agreement no more than once per twelve (12) month period to evaluate the other Party’s accuracy of billing, invoicing in accordance with this Agreement. Any audit shall be performed as follows: (a) following at least thirty (30) business days prior written notice to the audited Party, (b) subject to the reasonable scheduling requirements and limitations of the audited Party, (c) at the auditing Party’s sole expense, (d) of a reasonable scope and duration, (e) in a manner so as not to interfere with the audited Party’s business operations, and (f) in compliance with the audited Party’s security rules. The written request for an audit will set forth the auditing Party’s reasons for requesting such audit and shall be for good cause. The Party receiving the request for an audit may dispute the request under the dispute resolution process. Adjustments, credits or payments shall be made and any corrective action shall commence within thirty (30) Days from the requesting Party’s receipt of the final audit report to compensate for any errors or omissions which are disclosed by such audit and are agreed to by the Parties.

7.	Disputes Resolution; Mediation and Arbitration.

	7.1.	Any dispute between the Parties regarding the interpretation or enforcement of this Agreement or any of its terms shall be addressed by good faith negotiation between the Parties.

7.2.

Written Notice of a dispute that cannot be resolved at an operational level must be provided in writing. If the issue is not resolved within thirty (30) days from the date the written dispute notice is received, each Party shall appoint a designated representative to negotiate in good faith. If no resolution is attained within forty five (45) days after appointing negotiating representatives, then either Party may initiate appropriate action in any regulatory or judicial forum of competent jurisdiction to resolve such issues or proceed with any other remedy pursuant to this Agreement or law or equity.

8.	Administrative Contacts.

	8.1.1.	To effect the purpose of this Agreement, each party shall designate a contact person to coordinate all administrative needs. This contact person may be changed by notice to the other party.

Sprint:	Sprint
Attn: Manager, Carrier Interconnection Management
6330 Sprint Parkway
Mailstop: KSOPHA0310
Overland Park, Kansas 66251
RNK:
RNK Communications
Attn: General Counsel
333 Elm Street, Suite 310
Dedham, MA 02062

9.	Limitation of Liability.

The Parties agree to limit liability in accordance with this Section.

9.1 Except for damages resulting from the willful or intentional misconduct of one or both Parties, the liability of either Party to the other Party for damages arising out of (i) failure to comply with a direction to install, restore or terminate facilities, or (ii) failures, mistakes, omissions, interruptions, delays, errors, or defects occurring in the course of furnishing any services, arrangements, or facilities hereunder shall be determined in accordance with the terms of the applicable tariff(s) of the providing Party. In the event no tariff(s) apply, the providing Party’s liability shall not exceed an amount equal to the pro rata monthly charge for the period in which such failures, mistakes, omissions, interruptions, delays, errors, or defects. Because of the mutual nature of the exchange of Traffic arrangement between the Parties pursuant to this Agreement, the Parties acknowledge that the amount of liability incurred under this Section may be zero.

9.2 Neither Party shall be liable to the other in connection with the provision or use of services offered under this Agreement for any indirect, incidental, special or consequential damages including but not limited to damages for lost profits or revenues, regardless of the form of action, whether in contract, warranty, strict liability, or tort, including without limitation, negligence of any kind, even if the other Party has been advised of the possibility of such damages; provided that the foregoing shall not limit a Party’s liability with respect to its indemnification obligations under Section 13 of this Agreement.

9.3 Except in the instance of harm resulting from an intentional action or willful misconduct, the Parties agree that neither Party shall be liable to the End User of the other Party in connection with its provision of services to the other Party under this Agreement. In the event of a dispute involving both Parties with a customer of one Party, both Parties shall assert the applicability of any limitations on liability to End Users that may be contained in either Party’s applicable tariff(s) or applicable End User contracts.

10.	Term of Agreement.

10.1.

This Agreement has an initial term of Three (3) year and, unless earlier terminated as provided for in this Agreement, shall continue in force and effect thereafter, on a month to month basis, until replaced by another agreement or terminated by either Party upon sixty (60) days’ written notice to the other.

	10.2.	This Agreement shall may also be terminated in the event that:

10.2.1 the FCC or other body of competent jurisdiction revokes, cancels, does not renew or otherwise terminates Sprint’s authorization to provide service in the area served by RNK, or the State Commission revokes, cancels, or otherwise terminates RNK’s certification to provide local service; or

10.2.2 either Party becomes bankrupt or insolvent, makes a general assignment for the benefit of, or enters into any arrangement with creditors, files a voluntary petition under any bankruptcy, insolvency or similar laws, or proceedings are instituted under any such laws seeking the appointment of a receiver, trustee or liquidator instituted against it which are not terminated within sixty (60) days of such commencement.

10.2.3 Either Party shall have the right to terminate this Agreement at any time upon written notice to the other Party in the event:

          10.2.3.1 a Party is in arrears in the payment of any undisputed amount due under this Agreement for more than thirty (30) days, and the Party does not pay such sums within ten (10) business days of the other Party’s written demand for payment;

          10.2.3.2 a Party is in material breach of the provisions of this Agreement and that breach continues for a period of thirty (30) days after the other Party notifies the breaching Party of such breach, which includes a reasonably detailed statement of the nature of the breach.

10.3

Unless and until this Agreement is terminated upon sixty (60) days written notice pursuant to Section 2.1 above, upon expiration of this Agreement, either Party may make written request that services continue to be provided pursuant to the terms of this Agreement during the negotiation of a new Agreement. Upon receipt of such notification described in Section 2.1, the same terms, conditions, and prices set forth in this Agreement will continue in effect, as were in effect at the end of the latest term, or renewal until completion of the re-negotiated Agreement pursuant to this section, provided, however, the terms of this Agreement shall only extend during such renegotiation for a period of ninety (90) days from the proposed date of termination.

11.	[INTENTIONALLY OMITTED]

12.	Miscellaneous.

12.1.

Assignment. Any assignment by either Party of any right, obligation, or duty, in whole or in part, or of any interest, without the written consent of the other Party shall be void, except that either Party may assign all of its rights, and delegate its obligations, liabilities and duties under this Agreement, either in whole or in part, to any entity that is, or that was immediately preceding such assignment, an Affiliate of that Party without consent, but with written notification. The effectiveness of an assignment shall be conditioned upon the assignee’s written assumption of the rights, obligations, and duties of the assigning Party.

	12.2.	Signature Authority. Each person whose signature appears on this Agreement represents and warrants that he or she has authority to bind the Party on whose behalf he or she has executed this Agreement.

	12.3.	Successors and Assignees. This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assignees of the Parties.

	12.4.	Each Party shall comply with all federal, state, and local statutes, regulations, rules, ordinances, judicial decisions, and administrative rulings applicable to its performance under this Agreement.

	12.5.	Modifications. This Agreement may not be modified in whole or in part, except by an agreement in writing signed by both parties.

12.6.

Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement shall remain in full force and effect.

12.7.

Waiver. No delay or omission by either party to exercise any right or power which it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by either party of any breach or covenant shall not be construed to be a waiver of any other breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

12.8.

Force Majeure. If the performance of any obligation is interfered with by reason of any circumstances beyond the reasonable control of the party affected, then the party affected shall be excused from such performance to the extent necessary, provided that the party so affected shall use reasonable and diligent efforts to remove such causes of nonperformance.

	12.9.	No Third Party Beneficiaries. Nothing in this Agreement shall be deemed to confer any rights in any third party not a signatory to this Agreement.

	12.10.	Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the state of New York, without regard to principles of conflicts of law.

12.11.

Customer Relations. Each party will be responsible for (i) communicating with and providing service, including the resolution of network problems, to its own customers, and (ii) independently establishing the charges to its own customers for the services provided in connection with this Agreement.

	12.12.	No Exclusivity. This Agreement shall not prohibit or restrain either party’s entry into any separate, similar or dissimilar contract or agreement with one or more third parties.

12.13.

Entire Agreement. This Agreement constitutes the entire agreement of the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, negotiations, proposals, and representations, whether written or oral, and all contemporaneous oral agreements, negotiations, proposals, and representations concerning such subject matter. No representations, understandings, agreements, or warranties, expressed or implied, have been made or relied upon in the making of this Agreement other than those specifically set forth herein.

	12.14.	Counterparts. This Agreement may be executed in counterparts. Each counterpart shall be considered an original and such counterparts shall together constitute one and the same instrument.

13.	Indemnification

13.1.

Each Party (the “Indemnifying Party”) shall release, indemnify, defend and hold harmless the other Party (“Indemnified Party”) from and against all losses, claims, demands, damages, expenses (including reasonable attorney’s fees), suits or other actions, or any liability whatsoever related to the subject matter of this Agreement, (i) whether suffered, made, instituted, or asserted by any other party or person, relating to personal injury to or death of any person, or for loss, damage to, or destruction of real and/or personal property, whether or not owned by others, incurred during the term of this Agreement and to the extent proximately caused by the act(s) or omission(s) of the Indemnifying Party, regardless of the form of action, or (ii) whether suffered, made, instituted, or asserted by its own customer(s) against the other Party arising out of the other Party’s provisioning of services to the Indemnifying Party under this Agreement, except to the extent caused by the gross negligence or willful misconduct of the Indemnified Party. Notwithstanding the foregoing, nothing contained herein shall affect or limit any claims, remedies, or other actions the Indemnifying Party may have against the Indemnified Party under this Agreement, any other contract, or any applicable tariff(s), regulation or laws for the Indemnified Party’s provisioning of said services.

13.2.

The Indemnified Party shall (i) notify the Indemnifying Party promptly in writing of any written claims, lawsuits, or demand by third parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section and (ii) tender the defense of such claim, lawsuit or demand to the Indemnifying Party, (iii) assert any and all provisions in its tariff that limit liability to third parties as a bar to any recovery by the third-party claimant in excess of such limitation. The Indemnified Party also shall cooperate in every reasonable manner with the defense or settlement of such claim, demand, or lawsuit. The Indemnifying Party shall keep the Indemnified Party reasonably and timely apprised of the status of the claim, demand or lawsuit. In no event shall the Indemnifying Party settle or consent to any judgment pertaining to any such action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall have the right to retain its own counsel, at its expense, and participate in but not direct the defense, except that if the Indemnifying Party does not promptly assume or diligently pursue the tendered action, then the Indemnified Party may proceed to defend or settle said action at the expense of the Indemnifying Party.

13.3.

The Indemnifying Party shall not be liable under this Section for settlements or compromises by the Indemnified Party of any claim, demand, or lawsuit unless the Indemnifying Party has approved the settlement or compromise in advance, and such approval by the Indemnifying Party shall not be unreasonably withheld, or unless the defense of the claim, demand, or lawsuit has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed to promptly undertake the defense.

IN WITNESS WHEREOF, each Party has executed this Agreement to be effective as of the Effective Date.

Sprint Spectrum L.P. Nextel Operations, Inc. Sprint Communications Company L.P.

By: /s/ Mike Logan		By: /s/ Richard N. Koch

Name:	Mike Logan	Name: Richard N. Koch

Title:	Director, Access Strategy	Title: President

Date 11/11/08		Date 11/10/08

Attachment I

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EXHIBIT A

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* We have requested confidential treatment of certain provisions contained in this exhibit. The copy filed as an exhibit omits the information subject to the confidentiality request.*